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                                                                     EXHIBIT 4.1



Number                                                                   Shares
LMA-                                                                      -0-
THIS CERTIFICATE IS TRANSFERABLE                                        Series A
IN CANTON, MASSACHUSETTS, JERSEY                                    Common Stock
CITY, NEW JERSEY AND NEW YORK                                Cusip No. 530718105
CITY, NEW YORK                                                       SEE REVERSE
                                                                     FOR CERTAIN
                                                                     DEFINITIONS


                            LIBERTY MEDIA CORPORATION

             Incorporated Under the Laws of the State of Delaware

                              SPECIMEN CERTIFICATE



This Certifies that ____________________________________ is the owner of
_________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY MEDIA CORPORATION
(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.


Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            Liberty Media Corporation
                                [Corporate Seal]

Countersigned and Registered:

  EquiServe Trust Company, N.A.
  Transfer Agent and Registrar

By
-----------------------      -----------------------     -----------------------
Authorized Officer           SECRETARY                   PRESIDENT AND CHIEF
                                                         EXECUTIVE OFFICER